REVOLVING CREDIT NOTE


January 26, 1996                                             $25,000,000
                                                        Atlanta, Georgia


     FOR VALUE RECEIVED, the undersigned, ONEITA INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Borrower"), promises to pay to the order of SunTrust Bank, Atlanta, a Georgia banking corporation (the "Lender"), on January 26, 1999 or on such earlier date as is provided for in the Credit Agreement (as hereinafter defined), the principal sum of Twenty-five Million Dollars and 00/100 ($25,000,000) or so much thereof as may from time to time be disbursed hereunder prior to the maturity of this Revolving Credit Note, as may be shown on the grid schedule attached hereto.

     In addition to principal, the Borrower agrees to pay interest on the principal amounts disbursed hereunder from time to time from the date of each disbursement until paid at such rates of interest and upon such dates as provided in the Credit Agreement. All indebtedness outstanding under this Note shall bear interest after maturity, whether at stated maturity, by acceleration or otherwise, at the default rate specified in the Credit Agreement, and all such interest shall be payable on demand.

     This Revolving Credit Note (this "Note") is one of the Notes defined in, and evidences Advances incurred pursuant to, that certain Revolving Credit Agreement, dated as of the date hereof, by and among the Borrower, SunTrust Bank, Atlanta ("SunTrust"), First Union National Bank of South Carolina ("First Union") and NatWest Bank N.A. as Lenders thereunder, SunTrust and First Union as Agent for such Lenders and SunTrust as Administrative Agent for such Lenders (as the same may be from time to time supplemented, amended, renewed or extended, the "Credit Agreement"). Reference hereby is made to the Credit Agreement for a full and complete description of such terms and conditions, including, without limitation, the circumstances under which the maturity of this Note may or will be accelerated and the unpaid balance and all accrued and unpaid interest shall become due and payable. Unless otherwise defined herein, all capitalized terms used in this Note shall have the same meanings as set forth in the Credit Agreement.

     Payment of both principal and interest on this Note are to be made at the office specified in writing from time to time by SunTrust or any successor Administrative Agent; the initial office for payment shall be at 55 Park Place, Atlanta, Georgia, 30303. All payments of principal and interest shall be in the currency of the United States of America and in immediately available funds.

     The Lender shall at all times have a right of set-off against any deposit balances of the Borrower in the possession of the Lender, and the Lender may apply the same against payment of this Note or any other indebtedness of the Borrower to the Lender, provided that such indebtedness has matured (by its terms, by acceleration or otherwise). The payment of any indebtedness evidenced by this Note shall not affect the enforceability of this Note as to any future, different or other indebtedness evidenced hereby. In the event the indebtedness evidenced by this Note is collected by legal action or through an attorney at law, the Lender shall be entitled to recover from the Borrower all costs of collection including reasonable attorneys' fees actually incurred.

     The Borrower acknowledges that the actual crediting of the amount of any Advance under the Credit Agreement to an account of the Borrower or recording such amount on the grid schedule attached hereto shall, in the absence of manifest error, constitute presumptive evidence of such Advance. Such account records or grid schedule shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and repayments made under this Note and the Credit Agreement, at any time and from time to time, provided that the failure of the Lender to record on the grid schedule or in such account records the amount of any Advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note and the Credit Agreement.

     Failure or forbearance of the Lender to exercise any right hereunder, or otherwise granted by the Credit Agreement or by law, shall not affect or release the liability of the Borrower hereunder, and shall not constitute a waiver of such right unless so stated in writing by such of the Lenders as are required under the Credit Agreement to effect such waiver. THIS NOTE SHALL BE DEEMED TO BE MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY, THE LAWS OF THE STATE OF GEORGIA. Time is of the essence of this Note.

     PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND PROTEST ARE HEREBY WAIVED.

     Executed under hand and seal in Atlanta, Georgia, on the day and year first above written.


                             ONEITA INDUSTRIES, INC.


                             By: /s/ Herbert J. Fleming
                               Herbert J. Fleming
                               President
[CORPORATE SEAL]

                             Attest: /s/ Edward I. Kramer
                                   Name: Edward I. Kramer
                                   Secretary

                     GRID SCHEDULE TO REVOLVING CREDIT NOTE

     This Note evidences Loans made by the Lender to the Borrower under the within described Credit Agreement, in the principal amounts, and on the dates set forth below, subject to the payments or prepayments of principal set forth below:


                   Principal      Principal
Date   Type of     Amount of     Amount Paid     Balance
Made    Loan         Loan        or Prepaid    Outstanding  Initials